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                                                                    EXHIBIT 99.2


              CONSENT OF PERSONS NAMED AS ABOUT TO BECOME DIRECTORS

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, we, the undersigned, hereby consent to be named as persons about to become directors of Hughes Electronics Corporation in the registration statement on Form F-4 of The News Corporation Limited dated June 5, 2003 and any amendments thereto.


/s/ K. Rupert Murdoch                          /s/ Peter Chernin
---------------------------------              ---------------------------------
         K. Rupert Murdoch                               Peter Chernin

/s/ Chase Carey                                /s/ David F. DeVoe
---------------------------------              ---------------------------------
            Chase Carey                                  David F. DeVoe

/s/ John L. Thornton                           /s/ Charles R. Lee
---------------------------------              ---------------------------------
          John L. Thornton                               Charles R. Lee

/s/ Neil Austrian                              /s/ Peter A. Lund
---------------------------------              ---------------------------------
           Neil Austrian                                 Peter A. Lund

/s/ James Cornelius                            /s/ Eddy W. Hartenstein
---------------------------------              ---------------------------------
          James Cornelius                             Eddy W. Hartenstein


Date:  June 5, 2003